SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 Current Report

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934




       Date of Report (date of earliest event reported): November 14, 1997
                                                         -----------------


                           D & E COMMUNICATIONS, INC.
                           --------------------------
             (Exact name of registrant as specified in its charter)




        Pennsylvania                   0-20709                 23-2837108
        ------------                   -------                 ----------
(State or other jurisdiction         (Commission              (IRS Employer
      of incorporation)              File Number)         Identification Number)




Brossman Business Complex, 124 East Main Street, Ephrata, PA          17522
------------------------------------------------------------          -----
          (Address of principal executive offices)                  (ZIP Code)



        Registrant's telephone number, including area code: 717-733-4101
                                                            ------------

Item 5.  Other Events

     On November 14, 1997 D&E Wireless, Inc., a Pennsylvania corporation ("D&E"), a wholly-owned subsidiary of D&E Communications, Inc., a Pennsylvania corporation (the "Registrant"), entered into a Limited Partnership Agreement (the "Agreement") with Omnipoint Venture Partner I, LLC, a Delaware corporation ("Omnipoint") (hereinafter, each D&E and Omnipoint may be referred to as "General Partner" and collectively the "General Partners"); and Omnipoint Holdings, Inc., a Delaware corporation ("Omnipoint LP") (hereinafter, each Omnipoint LP and D&E may be referred to as "Limited Partner" and collectively, the "Limited Partners").

     Pursuant to the Agreement, the General Partners and the Limited Partners formed "D&E/Omnipoint Wireless Joint Venture, L.P." (the "Venture") for the purpose of developing, managing and operating Personal Communications Services ("PCS") in the York-Hanover, Harrisburg, Lancaster and Reading areas of Pennsylvania (the "Designated Area"). Each of the General Partners and Limited Partners will assign and contribute, subject to FCC approval, all of its PCS licenses covering the Designated Area, as well as cash and in-kind contributions to the Venture.

Item 7(c)         Exhibits

Exhibit
Number            Description

2.01 Limited Partnership Agreement by and among D&E Wireless, Inc., Omnipoint Venture Partner I, LLC and Omnipoint Holdings, Inc.

99.01 Press release dated November 17, 1997 regarding the formation of the Venture.


SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    D & E COMMUNICATIONS, INC.
                                    (Registrant)


Date:  December 2, 1997             By:    /s/ W. Garth Sprecher
                                        --------------------------------
                                         W. Garth Sprecher, Vice President and
                                         Corporate Secretary



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

                                  EXHIBIT INDEX


Exhibit                                                                Document
Number         Description                                              Pages
-------        -----------                                             --------

2.01           Limited Partnership Agreement by and among D&E             4
               Wireless, Inc., Omnipoint Venture Partner I, LLC and Omnipoint Holdings, Inc.

99.01          Press release dated November 17, 1997 regarding           55
               the formation of the Venture.


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